                                  Exhibit 4.25

                                 April 26, 2002

Speedcom Wireless Corporation
1748 Independence Boulevard, D-4
Sarasota, Florida 34243
Attention: Sara Byrne

DMG Legacy Fund LLC
DMG Legacy Institutional Fund LLC
DMG Legacy International Ltd.
c/o DMG Advisors LLC
One Sound Shore Drive, Suite 202
Greenwich, CT 06830

                  Re:  Letter Agreement
                       ----------------

Ladies and Gentlemen:

         This Letter Agreement is the Letter Agreement referred to in the Letter Loan Agreement (the "Letter Loan Agreement") dated as of April 26, 2002 by and
                     ---------------------
among Speedcom Wireless Corporation (the "Company"), DMG Legacy Fund LLC, DMG
                                          -------
Legacy Institutional Fund LLC and DMG Legacy International Ltd. (collectively, the "Lenders"). Capitalized terms used and not otherwise defined herein shall
     -------
have the meanings set forth for such terms in the Letter Loan Agreement.

         Pursuant to Sections 2(c) and 4(a)(i) of the Letter Loan Agreement and as an inducement to the Lenders to make the Loans, I hereby agree not to sell or transfer any of the shares of common stock of the Company as set forth on
Schedule I to this Letter Agreement beneficially owned by me, including,
----------
without, limitation, any shares under my control (the "Shares"). I hereby
                                                       ------
acknowledge and agree that so long as the Loans are outstanding, I will not sell or transfer any of the Shares.

                                                     Sincerely,



                                                     Michael McKinney

                                   Schedule I
                                   ----------

Shares directly owned by Michael McKinney: 1,849,995

Shares owned by Michael McKinney as custodian for Molly Michel McKinney: 321,780

Shares owned by Michael McKinney as custodian for Ryan Lewis McKinney: 321,780

                                      -2-